                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                              BADGER METER, INC.
-------------------------------------------------------------------------------
           (Name of Registrant as Specified in Its Charter)


-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
or Item 22(a)(2) of Schedule 14A.

    [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

    (5) Total fee paid:

--------------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, schedule or registration statement no.:

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    (3) Filing party:

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    (4) Date filed:

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

                                      LOGO

                               BADGER METER, INC.

                           4545 WEST BROWN DEER ROAD
                           MILWAUKEE, WISCONSIN 53223

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 19, 1996

     The Annual Meeting of the Shareholders of Badger Meter, Inc. (the "Company") will be held at the BRADLEY CENTER, 1001 North Fourth Street, Milwaukee, Wisconsin, 53203, on Friday, April 19, 1996, at 8:30 a.m. local time, for the following purposes:

          1. To elect eight directors to serve for the ensuing year;

          2. To amend the Badger Meter, Inc. 1995 Stock Option Plan; and

          3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     Holders of record of Common Stock and Class B Common Stock of the Company at the close of business on February 29, 1996 will be entitled to notice of and to vote at the meeting and any adjournments or postponements thereof. Holders of Common Stock will be entitled to one vote per share so held. Holders of Class B Common Stock will be entitled to ten votes per share so held.

     Please vote the enclosed proxy form, sign and return it in the envelope provided. You retain the right to revoke the proxy at any time before it is actually voted.

                                          By Order of the Board of Directors

                                          Deirdre C. Elliott, Secretary

March 25, 1996

                               BADGER METER, INC.
                           4545 WEST BROWN DEER ROAD
                           MILWAUKEE, WISCONSIN 53223

                                PROXY STATEMENT

To the Shareholders of
BADGER METER, INC.

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Badger Meter, Inc. (the "Company") to be used at the Annual Meeting of Shareholders of the Company (the "Meeting"), which will be held at 8:30 a.m., Friday, April 19, 1996, at the BRADLEY CENTER, 1001 North Fourth Street, Milwaukee, Wisconsin 53203, and at any adjournments or postponements thereof.

     Shareholders who execute proxies retain the right to revoke them at any time prior to the voting thereof by giving notice to the Company in writing or in open meeting. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and any adjournments or postponements thereof.

     The record date for shareholders entitled to notice of and to vote at the Meeting is the close of business on February 29, 1996. As of the record date, the Company had 1,199,507 shares of Common Stock (the "Common Stock") of the Company outstanding and entitled to one vote per share, and 562,785 shares of Class B Common Stock (the "Class B Common Stock") of the Company outstanding and entitled to ten votes per share. As of the record date, the total number of votes represented by shares of Common Stock and Class B Common Stock was 6,827,357 votes, consisting of 1,199,507 votes represented by outstanding shares of Common Stock and 5,627,850 votes represented by outstanding shares of Class B Common Stock.

     This Proxy Statement is being furnished to shareholders of the Company on or about March 25, 1996.

                      NOMINATION AND ELECTION OF DIRECTORS

     At the Meeting, holders of Common Stock and Class B Common Stock, voting as a single class, shall be entitled to elect eight directors. Directors will be elected by a plurality of votes cast at the Meeting (assuming a quorum is present). Consequently, any shares not voted at the Meeting, whether due to abstentions, broker nonvotes or otherwise, will have no impact on the election of directors.

     Proxies received representing one vote per share of Common Stock or representing ten votes per share of Class B Common Stock will, unless otherwise directed, be voted in favor of the election of each of the eight persons named below to serve as directors until the next Annual Meeting of Shareholders or until their respective successors have been duly appointed, or until their prior death, resignation or removal.

     Listed below are the names of the nominees of the Board of Directors for the office of director for the ensuing year, together with certain additional information concerning each such nominee. The eight nominees are presently directors of the Company. If any of the nominees should be unable or unwilling to serve, the proxies, pursuant to the authority granted to them by the Board of Directors, shall have discretionary authority to select and vote for substitute nominees. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve.

                       NOMINEES FOR ELECTION AS DIRECTORS

        NAME AND POSITION                                                                 DIRECTOR
          WITH COMPANY             AGE     BUSINESS EXPERIENCE DURING LAST FIVE YEARS      SINCE
---------------------------------  ---    ---------------------------------------------   --------
James L. Forbes..................  63     Badger Meter, Inc.: President and Chief           1981
  President and Chief Executive           Executive Officer.
  Officer
Robert M. Hoffer.................  75     WICOR, Inc. (a holding company): Retired          1967
                                          Chairman and Chief Executive Officer.
                                          Wisconsin Gas Company (gas distribution
                                          utility): Retired Chairman and Chief
                                          Executive Officer.
Charles F. James, Jr.............  64     Milwaukee School of Engineering: Vice             1986
                                          President of Academics. University of
                                          Wisconsin - Milwaukee: Dean of the College of
                                          Engineering and Applied Science.
Donald J. Schuenke...............  67     Northern Telecom Limited: Chairman.               1982
                                          Northwestern Mutual Life Insurance Company:
                                          Retired Chairman and Chief Executive Officer;
                                          previously President and Chief Executive
                                          Officer.
John J. Stollenwerk..............  56     Allen-Edmonds Shoe Corporation: Owner and         1996
                                          President.
Pamela B. Strobel................  43     Commonwealth Edison Co.: Vice President and       1995
                                          General Counsel.
James O. Wright..................  75     Badger Meter, Inc.: Chairman of the Board.        1948
  Chairman of the Board
James O. Wright, Jr..............  50     The Wright Tax Service: Owner.                    1978

     Messrs. James O. Wright, James L. Forbes and James O. Wright, Jr. may be deemed to "control" the Company because of their voting power over 389,179 shares of Class B Common Stock and 13,828 shares of Common Stock. This stock held in the Badger Meter Voting Trust represents 3,905,618 votes or approximately 57.2% of the votes represented by outstanding shares of Common Stock and Class B Common Stock. (See "Stock Ownership of Management and Others.") James L. Forbes and James O. Wright each have additional voting power over 36,289 shares of Common Stock and 110,806 shares of Class B Common Stock as trustees of the Badger Meter Officers' Voting Trust, for total voting power over 50,117 shares of Common Stock and 499,985 shares of Class B Common Stock, representing 5,049,967 votes or approximately 74.0% of the votes represented by outstanding shares of Common Stock and Class B Common Stock.

     Mr. James O. Wright, Jr. is the son of James O. Wright, Chairman of the Company.

     Certain directors of the Company also serve as directors of other companies, some of which are publicly held. Mr. Forbes is a director of Firstar Trust Company, Firstar Corporation, Universal Foods Corporation, and United Wisconsin Services, Inc. Mr. Schuenke is a director of A. O. Smith Corporation, Northern Telecom Limited and Federal Home Loan Mortgage Corporation. Mr. Stollenwerk is a director of Northwestern Mutual Life Insurance Company, Firstar Bank Milwaukee, N.A., Koss Corporation and Eastbay, Inc. Mr. Stumpe is a director of Unico, Inc. Mr. James O. Wright is a director of Marshall & Ilsley Corporation.

COMMITTEES, MEETINGS AND ATTENDANCE

     The Board of Directors of the Company has six standing committees: Audit, Compensation, Compliance, Nominating, Employee Benefit Plans and Technology.

     The Audit Committee, which met twice in 1995, consists of Messrs. Hoffer (Chairman), James and Schuenke. The Audit Committee recommends to the Board of Directors independent auditors for selection by the Company, discusses with the independent auditors and internal auditors the scope and results of audits, and approves and reviews any non-audit services performed by the Company's independent auditing firm.

     The Compensation Committee, which met in February, 1995 for determination of base compensations for the year 1995, and in January, 1996 to determine bonuses for 1995, base compensation for 1996 and grants of stock options, consists of Messrs. Schuenke (Chairman), Hoffer, Wiley and Wright. The Compensation Committee reviews and establishes all forms of compensation for the officers of the Company, and administers the Company's benefit plans including the Restricted Stock Plan, the 1989 Stock Option Plan, the 1993 Stock Option Plan and the 1995 Stock Option Plan.

     The Compliance Committee, which met twice in 1995, consists of Messrs. Hoffer (Chairman), Stumpe, Wiley, Wright and Wright, Jr. The Compliance Committee monitors the Company's compliance with the Company's policies governing activities which include but are not limited to business ethics, environment, safety, diversity and quality processes.

     The Nominating Committee, which met twice in 1995, consists of Messrs. Forbes (Chairman), Stumpe, Wright and Wright, Jr. The Nominating Committee selects nominees for the Company's Board of Directors and reviews the succession of management. This committee considers nominees for director recommended by the shareholders but has no established procedures which must be followed.

     The Employee Benefit Plans Committee, which met twice in 1995, consists of Messrs. Wright, Jr. (Chairman), Schuenke, Wiley and Wright. The Employee Benefit Plans Committee oversees the administration of the Company's pension plans, savings plans, employee stock ownership plans and other retirement plans.

     The Technology Committee, which met twice in 1995, consists of Messrs. James (Chairman), Stumpe and Wright. This committee assesses the development and maintenance of the technologies used by the Company in all aspects of the Company's operations.

     The Board of Directors held five meetings in 1995. All directors attended at least 75% of the meetings of the Board of Directors and committees on which they serve.

DIRECTOR COMPENSATION

     All directors who are not employees of the Company were compensated at the rate of $1,200 for each Board of Directors meeting that they attended and were reimbursed for out-of-pocket travel, lodging and meal expenses. Directors who are not employees of the Company were paid additional fees of $750 per month and were compensated at the rate of $750 for each committee meeting they attended. Non-employee members of the committees are compensated $1,000 for out-of-town or all-day meetings.

     Effective for the year beginning January 1, 1996, the non-employee directors of the Company will participate in the same long-term incentive plan as certain members of the management group. Under the terms of the plan, the directors would earn cash bonuses based on the same earnings growth objectives as other participants. The maximum amount that a director could earn under the long-term incentive plan is less than $10,000 per year.

     In addition, non-employee directors will, upon approval by the shareholders, receive stock options under the Badger Meter, Inc. 1995 Stock Option Plan, as amended and described starting on page 14.

                    STOCK OWNERSHIP OF MANAGEMENT AND OTHERS

     The following table sets forth, as of February 29, 1996, the number of shares of the Company's Common Stock and Class B Common Stock beneficially owned by (i) each director of the Company, (ii) each of the executive officers named in the Summary Compensation Table set forth below, (iii) all directors and officers of the Company as a group, and (iv) each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock and/or Class B Common Stock (as reported to the Securities and Exchange Commission). Beneficial ownership of shares is reported in the following table and footnotes in accordance with the beneficial ownership rules promulgated by the Securities and Exchange Commission. Such rules define "beneficial owner" of a security to include any person who has or shares voting power or investment power with respect to such security.

     Compliance with these rules results in overlapping beneficial ownership of shares. Therefore, certain shares set forth in the table below are reported as being beneficially owned by more than one person. Although the beneficial owners of shares of Class B Common Stock are deemed to beneficially own an equal number of shares of Common Stock, due to the convertibility of Class B Common Stock into Common Stock, no "double counting" with respect to the two classes of Common Stock is reported.

     In the aggregate, approximately 122,334 shares of Common Stock and 500,085 shares of Class B Common Stock, representing an aggregate of 5,123,184 votes or approximately 74.6% of the votes represented by the aggregate outstanding shares of Common Stock and Class B Common Stock, are beneficially held by directors and officers of the Company as a group.

        AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP OF BADGER METER, INC.
          COMMON STOCK(1) (UNLESS DESIGNATED AS CLASS B COMMON STOCK)

                                                                                           NUMBER OF SHARES
                                                                                             BENEFICIALLY
                                OPTIONS            SOLE              SHARED                   OWNED AND
                              EXERCISABLE       BENEFICIAL         BENEFICIAL              PERCENT OF CLASS
           NAME              WITHIN 60 DAYS    OWNERSHIP(2)       OWNERSHIP(2)               OUTSTANDING
---------------------------  --------------    ------------       ------------             ----------------
James O. Wright
  Common Stock(1)..........       3,000               542(4)          51,117(3)(5)(6)            54,659
                                                                            (7)(8)                  4.5%
  Class B Common Stock.....                                          499,985(3)(5)(7)           499,985
                                                                                                   88.8%
James L. Forbes
  Common Stock(1)..........       2,700             2,769(3)(4)       50,117(3)(5)(6)            55,386
                                                                                                    4.6%
  Class B Common Stock.....                        41,728(3)         499,985(3)(5)              499,985
                                                                                                   88.8%
Robert M. Hoffer
  Common Stock(1)..........       3,000               500                                         3,500
                                                                                                    0.3%
Charles F. James, Jr.
  Common Stock(1)..........       3,000                                  300                      3,300
                                                                                                    0.3%
Donald J. Schuenke
  Common Stock(1)..........       3,000             1,500                                         4,500
                                                                                                    0.4%
Pamela B. Strobel
  Common Stock(1)..........                           500                                           500
                                                                                                    .04%
Warren R. Stumpe
  Common Stock(1)..........       3,000             1,000                                         4,000
                                                                                                    0.3%
Edwin P. Wiley
  Common Stock(1)..........       3,000                               14,028(5)(7)               17,028
                                                                                                    1.4%
  Class B Common Stock.....                           100            252,372(5)(7)              252,472
                                                                                                   44.9%
James O. Wright, Jr.
  Common Stock(1)..........       3,000               125             13,828(5)                  16,953
                                                                                                    1.4%
  Class B Common Stock.....                         4,000(5)         389,179(5)(7)              389,179
                                                                                                   69.2%
Robert D. Belan
  Common Stock(1)..........       5,200             1,054(3)(4)
                                                                                                  6,254
                                                                                                    0.5%
  Class B Common Stock.....                         6,500(3)
                                                                                                  6,500
                                                                                                    1.2%


                                                                                           NUMBER OF SHARES
                                                                                             BENEFICIALLY
                                OPTIONS            SOLE              SHARED                   OWNED AND
                              EXERCISABLE       BENEFICIAL         BENEFICIAL              PERCENT OF CLASS
           NAME              WITHIN 60 DAYS    OWNERSHIP(2)       OWNERSHIP(2)               OUTSTANDING
---------------------------  --------------    ------------       ------------            -----------------
Ronald H. Dix
  Common Stock(1)..........       5,200             4,142(3)(4)       48,589(3)(6)               57,731
                                                                                                    4.8%
  Class B Common Stock.....                         9,592(3)         110,806(3)                 110,806
                                                                                                   19.7%
William H. Vander Heyden
  Common Stock(1)..........       2,700            10,591(3)(4)          200                     13,491
                                                                                                    1.1%
  Class B Common...........                        11,750(3)                                     11,750
                                                                                                    2.1%
William J. Shinners
  Common Stock(1)..........       3,700             1,963(3)(4)       12,200(6)                  17,863
                                                                                                    1.0%
  Class B Common Stock.....                         5,886(3)                                      5,886
                                                                                                    1.0%
All Directors and Officers
  as a Group (18 persons,
  including those named
  above)
  Common Stock(1)..........      42,900            28,821(3)(4)       64,117(3)(5)(6)(7)(8)     122,334
                                                                                                    9.9%
  Class B Common Stock.....                        84,886(3)(5)      499,985(3)(5)(7)           500,085
                                                                                                   88.9%
William H. Alverson
780 N. Water Street
Milwaukee, WI 53202
  Class B Common Stock.....                                           75,434(5)(7)               75,434
                                                                                                   13.4%
William C. Wright
11740 N. Port Washington
  Rd.
Mequon, WI 53092
  Common Stock(1)..........                         4,959                                        4,959
                                                                                                   0.4%
  Class B Common Stock.....                                           75,434(5)(7)               75,434
                                                                                                   13.4%
John F. Callan
777 East Wisconsin Ave.
Milwaukee, WI 53202
  Class B Common Stock.....                                          178,000(5)(7)              178,000
                                                                                                   31.6%
Dimensional Fund Advisors
  Inc.
1299 Ocean Avenue, 11th
Floor
Santa Monica, CA 90401
  Common Stock(1)..........                        44,000(9)(10)                                 44,000
                                                                                                    3.7%
  Class B Common Stock.....                        49,600(9)(10)                                 49,600
                                                                                                    8.8%
Heartland Advisors, Inc.
790 N. Milwaukee Street
Milwaukee, WI 53202
  Common Stock(1)..........                                          155,850                    155,850
                                                                                                   13.0%

-------------------------
 (1) Class B Common Stock is convertible on a share-for-share basis into Common Stock at any time at the discretion of the holder thereof. As a result, a holder of Class B Common Stock is deemed to beneficially own an equal number of shares of Common Stock which such shareholder acquires upon the conversion of Class B Common Stock. However, in order to avoid overstatement of the aggregate beneficial ownership of Common Stock and Class B Common Stock, the Common Stock reported as beneficially owned does not include Common Stock which may be acquired upon the conversion of Class B Common Stock. Similarly, the percentage of outstanding Common Stock beneficially owned is determined with respect to the total number of shares of Common Stock outstanding as of February 29, 1996 (1,199,507 shares), which does not include shares of Common Stock which may be issued upon conversion of Class B Common Stock.

 (2) Unless otherwise indicated, the beneficial owner has sole investment and voting power or shared voting and investment power over the reported shares.

 (3) The Badger Meter Officers' Voting Trust ("Officers' Trust"), of which James
     O. Wright, Ronald H. Dix and James L. Forbes are trustees, holds 36,289 shares of Common Stock and 110,806 shares of Class B Common Stock. The address of the trustees is 4545 West Brown Deer Road, Milwaukee, WI 53223. The trustees of the Officers' Trust have the right to vote all shares of Company stock held therein. Whenever beneficiaries of the Officers' Trust possessing trust interests representing in the aggregate at least 75% of all the votes represented in the Officers' Trust direct the sale or other disposition of shares and dissolution of the trust, the trustees must make the sale or other disposition. When all of the trustees agree and beneficiaries possessing trust interests representing in the aggregate a majority of all of the votes represented in the Officers' Trust give their written approval of the sale or other disposition of shares, the trustees may make the sale or other disposition. The Officers' Trust will exist for 30 years from December 18, 1992 to December 18, 2022 and thereafter such additional 30-year renewal periods unless earlier terminated by a vote of beneficiaries holding 75% or more of the votes in the Officers' Trust or by applicable law.

     The Officers' Trust has a $1.5 million bank credit line used to assist officers in financing the purchase of Company stock. Loans to the Officers' Trust are guaranteed by the Company and the stock purchased by the Officers using this credit facility is pledged to the Company to secure the loans. The Officers' Trust holds shares with a value more than sufficient to cover the credit line. Twenty-seven officers, including the named executive officers, have purchased Company stock using this credit facility.

     Mr. James O. Wright, Mr. Ronald H. Dix and Mr. James L. Forbes all share voting power in all of the shares deposited in the Officers' Trust. Beneficiaries of the Officers' Trust have sole investment power over only those shares individually deposited in the Officers' Trust. Mr. Dix has sole investment power over 200 shares of Common Stock and 9,592 shares of Class B Common Stock. Mr. Forbes has sole investment power over 200 shares of Common Stock and 41,728 shares of Class B Common Stock. Mr. Belan, Mr. Shinners and Mr. Vander Heyden have sole investment power (but no voting power) over 500, 864 and 8,620 shares of Common Stock and 6,500, 5,886 and 11,750 shares of Class B Common Stock, respectively.

 (4) In conjunction with the Badger Meter, Inc. Employee Savings and Stock Ownership Plan, Common Stock included in the preceding table has been allocated to the following directors and/or officers as follows: James O. Wright, 542 shares; James L. Forbes, 2,569 shares; Robert D. Belan, 554 shares; Ronald H. Dix, 1,262 shares; William H. Vander Heyden, 1,971 shares; William J. Shinners, 1,099 shares; and all officers as a group (including Messrs. Wright and Forbes) 8,812 shares. A person who has been allocated shares pursuant to this plan has sole voting power but no investment power with respect to these shares.

 (5) The Badger Meter Voting Trust ("Voting Trust"), of which James O. Wright, James L. Forbes and James O. Wright, Jr. are trustees, holds 13,828 shares of Common Stock and 389,179 shares of Class B Common Stock. The address of the trustees is 4545 West Brown Deer Road, Milwaukee, WI 53223. The trustees of the Voting Trust have the right to vote all shares of Company stock held therein. The Voting Trust will exist for 30 years beyond the lives of certain members of the Wright family, unless earlier terminated by a vote of holders of Voting Trust certificates representing 75% of the stock then held therein or by applicable law. Shares held in the Voting Trust include shares reported above as beneficially owned by other named persons, each of whom may have shared investment power over the shares listed, as follows: (a) 75,434 of the shares of Class B Common Stock reported as beneficially owned by Mr. William C. Wright (which includes the 75,434 shares reported as beneficially owned by William H. Alverson); (b) 13,828 shares of Common Stock and 252,372 shares of Class B Common Stock of the shares reported as beneficially owned by Edwin P. Wiley; (c) 13,828 shares of Common Stock and 222,352 shares of Class B Common Stock of the shares reported as beneficially owned by James O. Wright; (d) 106,680 of the shares of Class B Common Stock reported as beneficially owned by James O. Wright, Jr. and (e) 178,000 of the shares of Class B Common Stock reported as beneficially owned by John F. Callan. Mr. James O. Wright, Jr. has sole investment power over 4,000 shares of Class B Common Stock held in the Voting Trust.

 (6) Shares have been awarded pursuant to the Company's Restricted Stock Plan, which provides that a person who has been awarded restricted shares has no investment power or voting power in the shares but is entitled to receive the dividends until the expiration of the restricted period. All of the officers who held restricted shares deposited their stock in the Badger Meter Officers' Voting Trust on March 10, 1992 (see note 3 above). These shares are therefore reflected in the preceding table only for Messrs. Forbes, Wright and Dix solely as trustees of the Officers' Voting Trust. Restricted shares were also awarded to employees who are not Company officers. These shares are held by the BMI EBPA Company, which has sole voting power over those shares. Mr. Dix and Mr. Shinners are general partners of the BMI EBPA Company, and their shared voting power in these shares is therefore reflected in the preceding table.

 (7) The number of shares shown includes shares which are reported as beneficially owned solely because such persons are co-trustees of trusts for the benefit of various Wright family members, as follows: Edwin P. Wiley, 13,828 shares of Common Stock and 252,372 shares of Class B Common Stock; James O. Wright, Jr., 106,680 shares of Class B Common Stock; William H. Alverson, 75,434 shares of Class B Common Stock; James O. Wright, 13,828 shares of Common Stock and 222,352 shares of Class B Common Stock; William C. Wright, 75,434 shares of Class B Common Stock; and John
     F. Callan, 178,000 shares of Class B Common Stock. All of these shares are held in the Voting Trust (see note 5 above).

 (8) Includes 1,000 shares of Common Stock over which Mr. Wright has shared investment power and no voting power.

 (9) The reported shares are held in the portfolios of advisory clients of Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor. Dimensional disclaims beneficial ownership of such shares.

(10) Includes 18,000 shares of Common Stock and 20,300 shares of Class B Common Stock over which Dimensional has sole investment but no voting power. Persons who are officers of Dimensional also serve as officers of DFA Investment Dimensions Group Inc. (the "Fund") and The Investment Trust Company (the "Trust"), each an open-end management investment company registered under the Investment Company Act of 1940. In their capacity as officers of the Fund and the Trust, these persons vote 15,000 additional shares of Common Stock and 20,330 additional shares of Class B Common Stock which are owned by the Fund and 700 shares of Common Stock which are owned by the Trust. Dimensional has sole investment power over such shares.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers, based on salary and bonus earned during fiscal 1995.

                                                                                    LONG-TERM
                                                                                   COMPENSATION
                                                                                      AWARDS
                                                   ANNUAL COMPENSATION             ------------
                                          --------------------------------------    SECURITIES     ALL OTHER
           NAME AND              FISCAL                           OTHER ANNUAL      UNDERLYING    COMPENSATION
      PRINCIPAL POSITION          YEAR    SALARY($)   BONUS($)   COMPENSATION($)    OPTIONS(#)       ($)(2)
-------------------------------  ------   ---------   --------   ---------------   ------------   ------------
James L. Forbes................   1995     306,647    107,105              0               0          2,260
  President/Chief                 1994     291,891     90,000         52,000(1)            0          2,002
  Executive Officer               1993     280,935     70,000              0               0          2,661
William H. Vander Heyden.......   1995     203,480          0              0               0          2,260
  President -- Industrial         1994     198,784     48,824              0               0          2,002
     Division                     1993     191,697          0              0               0          2,305
Robert D. Belan................   1995     169,033     57,172              0           2,500          2,260
  President -- Utility Division   1994     159,119     40,380              0               0          2,000
                                  1993     149,170     49,600              0           2,500          2,223
Ronald H. Dix..................   1995     132,980     30,017              0           2,500          2,260
  Vice President Admin. &         1994     124,925     28,154         28,814(1)            0          1,674
  Human Resources                 1993     118,677     18,700              0           2,500          1,668
William J. Shinners............   1995     111,314     25,696              0               0          2,019
  Vice President -- Controller    1994     106,841     24,278         28,814(1)            0          1,448
                                  1993     104,177     16,600              0           1,500          1,480

-------------------------
(1) Messrs. Forbes, Dix and Shinners were reimbursed for a portion of their estimated additional 1994 income taxes as the result of the expiration of restrictions on stock granted to them in 1986 pursuant to the Company's Restricted Stock Plan approved by the shareholders in 1984.

(2) Company contribution to Badger Meter, Inc. Employee Savings and Stock Ownership Plan (ESSOP).

     Certain benefits (including social club dues, automobile and legal and accounting services) were provided through the Company to the executive officers named in the table above. In 1995, the aggregate amount of such benefits for each of the executive officers named in the table did not exceed 10% of such officer's cash compensation.

OPTION GRANTS IN 1995

     The following table sets forth certain information concerning options to purchase Common Stock granted in 1995 to the individuals named in the Summary Compensation Table.

                                                                                                   POTENTIAL
                                                       INDIVIDUAL GRANTS                           REALIZABLE
                                    -------------------------------------------------------     VALUE AT ASSUMED
                                    NUMBER OF                                                    ANNUAL RATE OF
                                    SECURITIES     % OF TOTAL                                        STOCK
                                    UNDERLYING      OPTIONS                                    PRICE APPRECIATION
                                     OPTIONS       GRANTED TO     EXERCISE OR                   FOR OPTION TERM
                                     GRANTED      EMPLOYEES IN    BASE PRICE     EXPIRATION    ------------------
              NAME                    (#)(1)      FISCAL YEAR       ($/SH)          DATE        5%($)     10%($)
---------------------------------   ----------    ------------    -----------    ----------    -------    -------
Robert D. Belan..................      2,500          5.9%           22.250        2/16/05     $34,902    $89,102
Ronald H. Dix....................      2,500          5.9%           22.250        2/16/05     $34,902    $89,102

-------------------------
(1) Options granted are non-qualified stock options for purposes of the Internal Revenue Code of 1986, as amended. The option base price is the fair market value of the stock at the time of the grant. Up to one-third of the options may be exercised one year after date of grant, up to two-thirds of the options granted may be exercised two years after date of grant and all of the options may be exercised three years after date of grant. Termination of employment for any reason other than death, disability or retirement will result in the cancellation of the options. The term of the options is ten years.

AGGREGATED OPTION EXERCISES IN 1995 AND YEAR-END OPTION VALUES

     The following table sets forth certain information concerning the exercise in 1995 of options to purchase Common Stock by the five individuals named in the Summary Compensation Table and the unexercised options to purchase Common Stock held by such individuals at December 31, 1995.

                                                                NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                  SHARES                       UNDERLYING UNEXERCISED        IN-THE-MONEY-OPTIONS
                                ACQUIRED ON       VALUE         OPTIONS AT FY-END(#)             AT FY-END($)
            NAME                EXERCISE(#)    REALIZED($)    EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
-----------------------------   -----------    -----------    -------------------------    -------------------------
James L. Forbes..............       None           N/A         2,700/    0                 $25,313/      0
William H. Vander Heyden.....       None           N/A         2,700/    0                 $25,313/      0
Robert D. Belan..............       None           N/A         4,367/3,333                 $38,282/$16,768
Ronald H. Dix................       None           N/A         4,367/3,333                 $37,607/$16,768
William J. Shinners..........       None           N/A         3,700/ 500                  $32,688/$ 3,688

PENSION PLAN TABLE

     The Company maintains a defined benefit pension plan (the "Pension Plan") covering all domestic salaried employees including the above-named executive officers.

     Average annual compensation covered by the Pension Plan is a participant's salary and bonus, as shown in the Summary Compensation Table, whether or not such compensation has been deferred at the participant's election. Under the Pension Plan, the monthly pension at normal retirement (age 65) for all executive officers is equal to the sum of nine-tenths percent (0.9%) of the participant's average monthly compensation (based on the highest 60 months of the last 120 months compensation) multiplied by the participant's years of service, not to exceed 30; and six-tenths percent (0.6%) of the participant's average monthly compensation in excess of the taxable Social Security monthly wage base, multiplied by the participant's years of service, not to exceed 30. IRS regulations limit the amount of compensation to be considered in benefit calculations to $150,000. Participants whose compensation is in excess of $150,000 also participate in a nonqualified unfunded Pension Plan. Benefits are calculated to provide the participant the same pension as if there was no compensation limit.

     Based on the assumption that retirement occurs at age 65, the following table shows the approximate annual retirement benefit payable from either the funded or unfunded plan to salaried employees retiring in 1995, based on the benefit formula described above.

  AVERAGE                                   YEARS OF SERVICE
   ANNUAL        -----------------------------------------------------------------------
COMPENSATION       10          15           20           25           30           35
------------     -------     -------     --------     --------     --------     --------
  $125,000       $17,196     $25,792     $ 34,390     $ 42,987     $ 51,584     $ 51,584
   150,000        20,945      31,417       41,890       52,362       62,834       62,834
   175,000        24,695      37,042       49,390       61,737       74,084       74,084
   200,000        28,445      42,667       56,890       71,112       85,334       85,334
   250,000        35,945      53,917       71,890       89,862      107,834      107,834
   300,000        43,445      65,167       86,890      108,612      130,334      130,334
   350,000        50,945      76,417      101,890      127,362      152,834      152,834
   400,000        58,445      87,667      116,890      146,112      175,334      175,334
   450,000        65,945      98,917      131,890      164,862      197,834      197,834

     The above table does not reflect limitations imposed by the Internal Revenue Code of 1986, as amended (the "Code"), on pensions paid under federal income tax qualified plans. However, an executive officer covered by the Company's unfunded program will receive the full pension to which he would be entitled in the absence of such limitations.

     All officers of the Company participate in the Pension Plan. The years of credited service under the Pension Plan for each individual named in the Summary Compensation Table are as follows: Mr. Forbes (16),

Mr. Vander Heyden (33), Mr. Belan (6), Mr. Dix (14) and Mr. Shinners (24). The current remuneration for these individuals for purposes of the Pension Plan is set forth in the Summary Compensation Table.

     In 1990, Messrs. Forbes, Vander Heyden, Dix and Shinners agreed to the cancellation of substantially all of their post-retirement group term life insurance in exchange for an unfunded supplemental retirement plan. This plan provides for the payment of 20% of the participant's final monthly salary for 120 months after retirement. Assuming no increase in salary before retirement, they would be paid additional annual pensions of $62,000, $41,200, $26,400 and $22,600, respectively. In 1995, Mr. James O. Wright, Chairman of the Board, and Chief Executive Officer from 1952-1986, was granted a supplemental retirement pension funded in part by existing life insurance policies. In 1995, Mr. Wright received $87,500 from this plan. Mr. Wright's payment will be reviewed annually by the Compensation Committee.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors. The Committee is composed of four non-employee directors. Following the Committee's review and approval, all matters related to executive compensation are reported to the full Board of Directors for approval.

     The powers and duties of the Compensation Committee are:

          1. To review and approve all forms of compensation and fringe benefits for all Corporate Officers, except assistant officers;

          2. To review recommendations for and granting of stock options and administer such other compensation and other forms of benefit plans that may properly come before this Committee in accordance with the respective plans;

          3. To review and approve annually the corporate executive incentive plans and incentives to be paid;

          4. To review, and recommend to the Board, fees and other forms of compensation of non-employee directors for service on the board or its committees or to the Company in any advisory capacity;

          5. To review and approve the information relative to executive compensation, including the information which appears in the Company's annual proxy statement; and

          6. To submit to the Corporate Secretary minutes of each meeting held by the Committee.

     The compensation policies which are used as a general guideline for the Committee as it carries out its powers and duties are:

          1. The design of executive pay programs is intended to attract and retain qualified executive officers, motivate and reward performance;

          2. Achievement of annual incentive compensation levels is dependent upon the attainment of performance goals as approved by the Compensation Committee;

          3. Long-term incentive programs focus on the enhancement of shareholder value through the use of stock options and long-term cash incentives; and

          4. The Committee will use its judgment to achieve a fair and competitive compensation structure, utilizing both short-term and long-term plans, with fixed and variable components.

     In making its decisions, the Compensation Committee reviews:

          1. Competitive compensation data for organizations of similar size and similar business activity, considering both base salary and bonus data separately and on a combined basis;

          2. Financial performance for the Company as a whole and various operating units, relative to prior year, the budget and other meaningful financial data; and

          3. Personal performance, including objectives approved by the Compensation Committee and on a discretionary basis, where appropriate.

          The compensation program for the executive officers of the Company involves base salaries, short-term cash incentive bonuses and a long-term program using stock options and cash incentives.

     Base Salaries. Salary rate ranges are established for each officer position. The rate ranges are reviewed annually by the Compensation Committee, using data supplied by an independent consulting firm, on organizations of similar size and similar business activity. Similar size for 1995 was deemed as companies with sales between $50 million and $200 million. The companies in the performance peer group set forth on page 13 may or may not be included in the survey, as that performance peer group is limited to publicly-held companies. The compensation survey incorporates all companies of similar size, including privately-held companies, and has a broader definition of similar business activity, thereby providing the best basis for evaluating compensation relative to the companies that compete with the Company for executives. The data includes both salaries and total cash compensation. This process has been used by the Compensation Committee for the past six years. Based on a review of the data, the Compensation Committee approved a 3.5 percent increase in the rate ranges for 1996. The Compensation Committee approved a 2.0 percent increase in the rate ranges for 1995 at its February, 1995 meeting. The Company's policy is to pay executives at market, so the midpoint of the rate range reflects compensation for similar positions in organizations of similar size and similar business. Each of the individual officers' compensation falls within the appropriate rate range.

     In establishing the compensation of each officer, including the President/Chief Executive Officer, the Compensation Committee is given a five-year history, including base salary, short-term incentive awards, and long-term compensation programs. The Committee is also furnished with a schedule showing the Common Stock and Class B Common Stock ownership of each officer, including options and restricted shares.

     The base compensation for each employee is established by first determining the employee's position within the applicable rate range and then considering various performance factors. For those employees who are managers of an operating unit, the financial performance of that particular unit, relative to the prior year, the budget and the current economic condition of the market being served are considered. Other non-financial objectives examined include any change in market share, new product development, customer service and the quality attainment of various products. Because the philosophy of the Company is one of long-term goals and objectives, greater weight is given to the long-term factors and lesser weight to the annual financial performance for base compensation considerations.

     The base salary increases approved by the Compensation Committee ranged from 3.0 to 6.9 percent, with the Chief Executive Officer being granted a 6.5 percent increase, after evaluation of the factors set forth above relative to each individual's circumstances and performance.

     Short-Term Incentive Plan. Under the short-term incentive plan, the maximum bonus payable is 50 percent of base salary for the President/Chief Executive Officer and 35-40 percent for the other officers. There are three factors to the short-term incentive plan. The financial factor, generally 50 percent of the overall bonus potential, is based on the attainment of a certain earnings per share threshold established for either the Company overall or the particular operating unit, approved at the beginning of each year by the Compensation Committee. The second factor, generally 25 percent of the incentive bonus potential, is a set of objectives for each officer, determined in advance and agreed to by the Compensation Committee. These objectives are non-financial and include such things as personnel development, product development, systems enhancements and compliance programs. The third factor, generally 25 percent of the short-term incentive bonus plan potential, is discretionary, giving the Compensation Committee the ability to compensate officers for outstanding individual performance, other than financial and specific items included in their objectives. Under the terms of the short-term incentive plan, bonuses cannot be paid on the objective or discretionary factors unless the minimum goal, for the overall corporation or for one of the operating units, based on earnings per share, is met. For 1995, the bonuses for the executive officers range from a low of no bonus to a high of 34.55 percent. The President/Chief Executive Officer received a bonus of $107,105.

     In determining the individual short-term incentive awards, the financial factor was based on earnings per share of the corporation or the individual unit and the objective and discretionary factors were based upon the performance of the individual executive.

     Long-Term Incentive Plans/Stock Option Plans. A long-term compensation program, which includes the Company's 1989 Stock Option Plan (the "1989 Plan"), the 1993 Stock Option Plan (the "1993 Plan") and the 1995 Stock Option Plan (the "1995 Plan"), presents an opportunity for the officers to gain or increase their equity interests in the Company. All of the stock options are granted at the market price on the date of grant.

     At the January, 1996 Compensation Committee meeting, options were granted to a total of 42 employees in addition to the individuals named in the Summary Compensation Table for amounts between 300 and 5,000 shares. Incentive stock options were granted to the following individuals in the following amounts: Mr. Forbes received 4,040; Mr. Vander Heyden, 2,884; Mr. Belan, 2,436; Mr. Dix, 1,848; and Mr. Shinners, 1,512. The options were granted in 1996 and are therefore not set forth in the option table in this 1996 proxy statement. Currently there are 231 employees who have been granted options, representing in excess of 25 percent of the Company's employees. The number of options granted to individuals named in the Summary Compensation Table was deemed reasonable by the Compensation Committee in view of the number of options granted to other participants.

     For the years beginning January 1, 1996, the Company established a long-term incentive plan, whereby members of the management group could earn cash bonuses based upon increases in earnings per share over the prior year. A cash bonus would be payable after four or five years if the annual increases in earnings per share meet objectives established by the Board of Directors. During the years 1996-2000, the maximum annual amount to a participant would be approximately 11.81 percent of his December 31, 1995 base salary. The Compensation Committee believes that the long-term incentive plan, based on increases in earnings per share, ties management compensation to the shareholders' interest and is reasonable compared to other publicly-held companies of a similar size.

     Section 162(m) Limitations. It is anticipated all 1996 compensation to executives will be fully deductible under Section 162(m) of the Code and therefore the Compensation Committee determined that a policy with respect to qualifying compensation paid to certain executive officers for deductibility is not necessary.

     The foregoing report has been approved by all members of the Committee.

                                          The Compensation Committee
                                            Donald J. Schuenke, Chairman
                                            Robert M. Hoffer
                                            Edwin P. Wiley
                                            James O. Wright

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee currently consists of Messrs. Schuenke, Hoffer, Wiley and Wright. Mr. Wiley is a partner in the law firm of Foley & Lardner, Milwaukee, Wisconsin, which has served as legal counsel to the Company for many years.

     Mr. James O. Wright, Chairman of the Board of the Company, has served as a consultant to the Company since March 1, 1988. An annually renewable consulting agreement between Mr. Wright and the Company provides for annual fees, payable in twelve equal monthly installments, and the use of an automobile, for Mr. Wright's services. The Company believes that the benefits received by Mr. Wright represent reasonable compensation for his services. During 1995, Mr. Wright was paid fees of $117,500.

     Mr. Wright, a director of the Company, is also a director of Marshall & Ilsley Corporation. The Company maintains a short-term credit line of $15,000,000 with the M&I Marshall & Ilsley Bank, a subsidiary of Marshall & Ilsley Corporation. During 1995, the maximum indebtedness under this short-term line of credit was $7,000,000. At February 29, 1996, there was no indebtedness to the M&I Marshall & Ilsley Bank. The terms of the Company's credit lines with the M&I Marshall & Ilsley Bank are comparable to those that would be obtained from an unaffiliated third party.

                               PERFORMANCE GRAPH

     The following graph compares on a cumulative basis the yearly percentage change since January 1, 1991 in (a) the total shareholder return on the Common Stock with (b) the total return on the American Stock Exchange Corporate Index and (c) the total return of a peer group made up of 15 companies in similar industries and with similar market capitalization as selected by an independent consulting firm. The graph assumes $100.00 invested on January 1, 1991. It further assumes the reinvestment of dividends. The returns of each component company in the peer group have also been weighted based on such company's relative market capitalization.

            COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN OF COMPANY,
                          PEER GROUP AND BROAD MARKET

      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)        BADGER METER     PEER GROUP     BROAD MARKET
1990                                    100.00          100.00          100.00
1991                                    115.12          101.14          123.17
1992                                    135.94          100.57          124.86
1993                                    153.56          102.38          148.34
1994                                    197.66          125.57          131.04
1995                                    226.50          176.18          168.90
                                             0               0               0

* Peer Group consists of Badger Meter, Inc., Bio/Rad Labs, Candela Laser Corp., CEM Corp., Cimco, Inc., Frequency Electronics, Innovex, Inc., K-Tron International, Inc., Keithly Instruments, Inc., Lasertechnics, Inc., Medar, Inc., Moore Products Company, Newport Corp., Research Frontiers, Inc. and TSI, Inc. Autoclave Engineers, Inc. and Laser Precision Corp. have been omitted from this year's Peer Group because they are no longer publicly-held companies.

        PROPOSED AMENDMENT TO BADGER METER, INC. 1995 STOCK OPTION PLAN

GENERAL

     The shareholders of the Company adopted the Badger Meter, Inc. 1995 Stock Option Plan at the Annual Meeting on April 28, 1995. The Board of Directors of the Company has adopted the Badger Meter, Inc. 1995 Stock Option Plan as amended (the "Option Plan") which will permit non-employee directors of the Company ("Directors") to become shareholders or to increase their stock ownership of the Company in accordance with the terms of the Option Plan, which currently covers only key employees ("Employees"). The Option Plan amendment will become effective upon approval by the affirmative vote of the holders of a majority of the aggregate votes outstanding on Common Stock and Class B Common Stock present or represented at the Meeting (assuming a quorum is present or so represented).

     It is intended that certain of the options issued under the Option Plan may constitute incentive stock options within the meaning of Section 422 of the Code. The remainder of the options issued under the Option Plan will constitute non-qualified stock options.

     The full text of the Option Plan is set forth as Exhibit A to this Proxy Statement and this brief description is qualified in its entirety by reference to the full text of the Option Plan. The Board of Directors of the Company believes that the Option Plan will promote continuity of management, increased incentive and personal interest in the welfare of the Company by including all of those who are primarily responsible for its long-term growth and financial success.

     Options may be granted to Employees of the Company and its present and future subsidiaries. The Option Plan will permit options to be granted to Directors of the Company as well. Directors of the Company in 1993 received grants of three thousand (3,000) options at the time of the approval of the Badger Meter, Inc. 1993 Stock Option Plan. One of the purposes of the amended plan is to permit those Directors who have been or will be elected to the Board after April 23, 1993, to receive the same number of options. In addition, the amendment permits one thousand (1,000) options to be granted to all Directors and future Directors in order to provide Directors with a greater stake in the Company's future. Approximately two hundred fifty (250) Employees and Directors are currently eligible to participate in the Option Plan.

     The Option Plan will be administered by the Compensation Committee of the Board of Directors (the "Committee") which shall consist of not less than two
(2) directors all of whom at the time they exercise discretion in administering the Option Plan will not, and for at least one (1) year prior thereto will not, have been eligible for participation in the Option Plan as Employees. The Company's Board of Directors chooses which directors will serve on the Committee. Subject to the express provisions of the Option Plan, the Committee has authority to interpret the Option Plan and make all other determinations necessary or advisable for the administration of the Option Plan.

     The Committee has complete authority, subject to the express provisions of the Option Plan, to select Employees to participate in the Option Plan, and to determine the number of shares subject to each option, the time at which the option is to be granted, the type of option, the option period, the option price, and the manner in which the options become exercisable, and to adopt other provisions as it deems necessary or desirable.

     The Option Plan provides for the grant of options representing up to an aggregate of one hundred thousand (100,000) shares of Common Stock, subject to adjustment as discussed below. If an option granted under the Option Plan expires, is canceled, or terminates unexercised as to any share of Common Stock subject thereto, or if shares of Common Stock are used to satisfy the Company's withholding tax obligations, such shares will again be available for purposes of the Option Plan. Shares which may be issued under the Option Plan may be authorized but unissued shares, or shares acquired by the Company and held in its treasury. The aggregate fair market value of Common Stock with respect to which any incentive stock options are exercisable for the first time by an optionee during any calendar year under the Option Plan or any other such plan of the Company shall not exceed one hundred thousand dollars ($100,000). Grants of non-qualified stock options are not subject to this limitation. In the event of any change in the outstanding shares of

Common Stock by reason of any stock dividend or split, reorganization or recapitalization, merger, dissolution, combination or exchange of shares or other similar corporate change, the number of shares of stock subject to the Option Plan and the aggregate number of shares in outstanding option agreements shall be equitably adjusted by the Committee.

     The option price per share of Common Stock will be fixed by the Committee, at not less than 50% of the fair market value on the date the option is granted, but incentive stock options will not be less than 100% of that value. The Committee will determine the expiration date of each option, but, in the case of an incentive stock option, such expiration date will not be later than ten (10) years after the date of grant. No option shall be assignable or transferable by an optionee except by will or the laws of descent and distribution and may be exercised during the life of the optionee only by the optionee.

     The Option Plan also provides that if the Option Plan as amended is approved by the shareholders, each Director who is not an employee of the Company and became or becomes a Director after April 23, 1993, will receive an option to purchase three thousand (3,000) shares of Common Stock at a price equal to the closing price on the American Stock Exchange on the date of shareholder approval or the date of first election to the Board, or if no shares are traded on that day, the next preceding day on which shares are traded, and with an expiration date ten (10) years after issuance. The Option Plan also provides all Directors and future Directors with one thousand (1,000) options in order to increase the Directors' stake in the future of the Company.

     An option may be exercised in full or in part by delivery to the Company at its principal office of a written notice of exercise specifying the number of shares with respect to which the option is being exercised. A notice of exercise will be accompanied by a full payment of the option price of the shares being purchased (a) in cash or its equivalent; (b) with the consent of the Committee, shares of Common Stock; or (c) with the consent of the Committee, any combination of (a) and (b).

     Shareholder approval of any amendment of the Option Plan shall be obtained if otherwise required by: (i) the rules and/or regulations promulgated under
Section 16 of the Exchange Act (in order for the Option Plan to remain qualified under Rule 16b-3); (ii) the Code or any rules promulgated thereunder (in order to allow for incentive stock options to be granted under the Option Plan); or
(iii) the listing requirements of the American Stock Exchange or any principal securities exchange or market on which the Common Stock is then traded (in order to maintain the quotation or listing of the Common Stock thereon).

     An optionee has no rights as a shareholder with respect to any shares subject to any option until the date the option has been exercised, the shares have been fully paid, and a stock certificate has been issued.

     Other than the options to be granted to each Director or future Director who is not an employee of the Company, upon shareholder approval of the Option Plan as described above or at the time of first election to the Board of Directors, the Company cannot currently determine the awards that may be granted in the future to Employees and Directors under the Option Plan. Such determinations will be made from time to time by the Committee, within the bounds of their discretion.

     On February 29, 1996, the closing price per share of the Common Stock on the American Stock Exchange was $27.75.

TAX CONSEQUENCES

     Certain options granted under the Option Plan are intended to be "incentive stock options" as defined in Section 422 of the Code. If an optionee holds the shares received on an exercise of an incentive stock option for at least two (2) years from the date of grant and one (1) year from the date of exercise, he will recognize no federal taxable income as a result of exercise and any gain (or loss) realized by the optionee on the disposition of his stock will be treated as a long-term capital gain (or loss) and no deduction is allowed to the Company. If the holding period requirements are not satisfied, the optionee will recognize ordinary income at the time of disposition equal to the lesser of (i) the gain realized in the disposition, or (ii) the difference between the option price and the fair market value of the shares on the date of exercise. Any additional gain on the disposition will be a long-term or short-term capital gain, depending upon the length of time the shares were held. The Company is entitled to a deduction equal to the amount of ordinary income recognized by the optionee.

     Upon exercise of a non-qualified stock option, the excess of the fair market value of the shares at the time of exercise over the exercise price is taxable to the optionee as ordinary income. The Company is entitled to a tax deduction in the same amount at the time income is recognized by the optionee. A subsequent disposition of the shares will give rise to long-term or short-term capital gain (or loss), depending on the length of time the shares are held, to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the shares on the date of exercise.

TAX WITHHOLDING

     The Company may deduct and withhold from any cash payable to an optionee such amounts as may be required for the purpose of satisfying the Company's obligation to withhold federal, state or local taxes as a result of the exercise of an option. With the consent of the Committee, an optionee may be permitted to satisfy the Company's withholding tax requirements by electing to have the Company withhold shares of Common Stock otherwise issuable to the optionee, or deliver to the Company shares of Common Stock with a fair market value equal to the amount required to be withheld. This election shall be made in writing and shall be made according to such rules and in such form as the Committee may determine.

VOTE REQUIRED

     A majority of the votes cast at the Meeting (assuming a quorum is present) is required for approval of the Option Plan. The votes represented by the proxies received will be voted FOR approval of the adoption of the Option Plan, unless a vote against such approval or to abstain from voting is specifically indicated on the proxy. Consequently, any shares not voted at the Meeting, whether due to broker non-votes or otherwise (excluding abstentions), will have no impact on the outcome of the vote. Shares of Common Stock and Class B Common Stock as to which holders abstain from voting will be treated as votes against approval of the Option Plan.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE COMPANY SHAREHOLDERS VOTE FOR THE ADOPTION OF THE PLAN AS AMENDED.

                              CERTAIN TRANSACTIONS

     The Company maintains a short-term credit line of $10,000,000 with Firstar Bank Milwaukee, N.A. During 1995, the maximum indebtedness under this short-term line of credit was $6,000,000. At February 29, 1996, $3,245,000 was the total indebtedness to Firstar Bank Milwaukee, N.A. Mr. Forbes is also a director of Firstar Corporation (the parent corporation of Firstar Bank Milwaukee, N.A.). Mr. Stollenwerk is a director of Firstar Bank Milwaukee, N.A. The terms of the Company's credit lines with Firstar Bank Milwaukee, N.A. are comparable to those that would be obtained from an unaffiliated third party.

     The Company maintains a short-term credit line of $15,000,000 with the M&I Marshall & Ilsley Bank, a subsidiary of Marshall & Ilsley Corporation. During 1995, the maximum indebtedness under this short-term line of credit was $7,000,000. At February 29, 1996, the Company had no indebtedness to the M&I Marshall & Ilsley Bank on this credit line. Mr. James O. Wright is a director of Marshall & Ilsley Corporation. The terms of the Company's credit lines with the M&I Marshall & Ilsley Bank are comparable to those that would be obtained from an unaffiliated third party.

     Divisions of The Fall River Group supply castings to the Company. During 1995, the Company purchased $10,591,000 of castings from The Fall River Group. Charles F. Wright, the Chief Executive Officer of The Fall River Group, is a beneficiary of one of the trusts of which William C. Wright and William H. Alverson (who each report beneficial ownership of 13.4% of the Company's Class B Common Stock) are trustees. The amounts paid by the Company for the castings are at prevailing market rates.

                              INDEPENDENT AUDITORS

     Ernst & Young LLP, the Company's independent auditors for many years, has been selected to audit the Company and its subsidiaries for 1996.
Representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.

                                 OTHER MATTERS

     The Company has filed an Annual Report on Form 10-K with the Securities and Exchange Commission for its fiscal year ended December 31, 1995. The Company will provide a copy of this Form 10-K report without charge to each person who is a record or beneficial holder of shares of Common Stock or Class B Common Stock on the record date for the Meeting and who submits a written request for it. Requests for copies of the Form 10-K should be addressed to Secretary, Badger Meter, Inc., 4545 West Brown Deer Road, P.O. Box 23099, Milwaukee, Wisconsin 53223.

     The cost of solicitation of proxies will be borne by the Company. Brokers, nominees and custodians who hold stock in their names and who solicit proxies from the beneficial owners will be reimbursed by the Company for out-of-pocket and reasonable clerical expenses.

     The Board of Directors does not intend to present at the Meeting any matters other than those set forth herein and does not presently know of any other matters that may be presented to the Meeting by others. However, if any other matters should properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote said proxy on any such matters in accordance with their best judgment.

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors to file reports concerning the ownership of Company equity securities with the Securities and Exchange Commission and the Company. Based on the Company's review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that, during the year ended December 31, 1995, its officers and directors complied with all filing requirements applicable to them.

     A shareholder wishing to include a proposal in the proxy statement for the 1997 Annual Meeting of Shareholders must forward the proposal to the Company by November 25, 1996.

                                         Deirdre C. Elliott
                                          Secretary

March 25, 1996

                                                                       EXHIBIT A

                               BADGER METER, INC.
                             1995 STOCK OPTION PLAN
                                  (AS AMENDED)

1. PURPOSE

     The purpose of the Badger Meter, Inc. 1995 Stock Option Plan as amended April 19, 1996 (the "Plan") is to promote the best interests of Badger Meter, Inc. (the "Company") and its shareholders by encouraging directors and key employees of the Company and its subsidiaries to secure or increase on reasonable terms their stock ownership in the Company. The Board of Directors of the Company believes the Plan will promote continuity of management, increased incentive and personal interest in the welfare of the Company by those who are primarily responsible for shaping and carrying out the long-range plans of the Company and its subsidiaries and securing their continued growth and financial success. It is intended that certain of the options issued under the Plan may constitute incentive stock options within the meaning of Section 422 of the Internal Revenue Code ("Incentive Stock Options") and the remainder of the options issued under the Plan will constitute non-qualified stock options ("Non-qualified Stock Options").

2. EFFECTIVE DATE

     The Plan shall become effective on the date of adoption by the Board of Directors of the Company (the "Board"), subject to the approval and ratification of the Plan by the shareholders of the Company within twelve (12) months of the date of adoption by the Board, and all options granted prior to such shareholder approval shall be subject to such approval.

3. ADMINISTRATION

     (a) The Plan shall be administered by the Compensation Committee of the Board (the "Committee") as such Committee may be constituted from time to time. The Committee shall consist of not less than two members of the Board selected by the Board, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 ("Exchange Act"), or any successor rule or regulation thereto. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held.

     (b) Subject to the express provisions of the Plan, the Committee shall have complete authority to select the key employees to whom options shall be granted, to determine the number of shares subject to each option, the time at which the option is to be granted, the type of option, the option period, the option price and the manner in which options become exercisable, and shall establish such other terms and conditions of the options as the Committee may deem necessary or desirable. In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees, their present and potential contribution to the success of their respective organizations and such other factors as the Committee in its discretion shall deem relevant. Subject to the express provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind the rules and regulations relating to it, and to make all other determinations necessary or advisable for the administration of the Plan. The determinations of the Committee on the matters referred to in this paragraph 3 shall be conclusive.

4. ELIGIBILITY

     Any non-employee director ("Director") or key employee ("Employee") of the Company or its present and future subsidiaries, as defined in Section 424(f) of the Internal Revenue Code ("Subsidiaries"), whose judgment, initiative and efforts contribute materially to the successful performance of the Company or its Subsidiaries, shall be eligible to receive options under the Plan.

5. SHARES SUBJECT TO THE PLAN

     The shares which may be issued pursuant to options under the Plan shall be shares of the Company's Common Stock, $1.00 par value ("Stock"), and may be either authorized and unissued or treasury shares. The total number of shares for which options may be granted and which may be purchased pursuant to options under the Plan shall not exceed an aggregate of 100,000 shares, subject to adjustment as provided in the following sentence and in paragraph 12 hereof. If an option granted under the Plan expires, is canceled or terminates unexercised as to any shares of Stock subject thereto, or if shares of Stock are used to satisfy the Company's withholding tax obligations, such shares shall again be available for the granting of additional options under the Plan.

6. OPTION PRICE

     The option price per share of Stock shall be fixed by the Committee, but shall be not less than 50% (100% in the case of Incentive Stock Options) of the fair market value of the Stock on the date the option is granted. Unless otherwise determined by the Committee, the "fair market value" of Stock on the date of grant shall be the closing price for a share of Stock on such date, or, if such date is not a trading date, the next preceding trading date as quoted on the American Stock Exchange Transaction Reporting System.

7. GRANT OF OPTIONS

     (a) Subject to the terms and conditions of the Plan, the Committee may, from time to time, grant to Employees options to purchase such number of shares of Stock and on such terms and conditions as the Committee may determine. More than one option may be granted to the same Employee. The day on which the Committee approves the granting of an option shall be considered as the date on which such option is granted.

     (b) Notwithstanding the foregoing, each Director of the Company who is not an employee of the Company or any subsidiary or affiliate thereof, and who first became or becomes a Director after April 23, 1993, shall, upon approval of the Plan by the shareholders of the Company, or at the time of their first election to the Board, subject to adjustments as provided in paragraph 12, automatically receive an option to purchase 3,000 shares of Stock on that date. Any date on which a Director receives an option shall be referred to as a "Grant Date". Such options shall be Non-qualified Stock Options with an expiration date ten (10) years after the Grant Date. The option price per share shall be the closing price for a share of Stock on the Grant Date, or if such day is not a trading day, the next preceding trading day as quoted on the American Stock Exchange Transaction Reporting System.

     (c) Notwithstanding the foregoing, each Director or future Director of the Company who is not an employee of the Company or any subsidiary or affiliate thereof shall upon approval of the Plan by the shareholders of the Company, or at the time of their first election to the Board, be entitled to receive an option to purchase 1,000 shares of Stock on that date in order to increase the Directors' stake in the future of the Company. Any date on which a Director receives an option shall be referred to as a Grant Date. Such options shall be Non-qualified Stock Options with an expiration date ten (10) years after the Grant Date. The option price per share shall be the closing price for a share of Stock on the Grant Date, or if such day is not a trading day, the next preceding trading day as quoted on the American Stock Exchange Transaction Reporting System.

8. OPTION PERIOD

     Except as set forth in paragraph 7, the Committee shall determine the expiration date of each option, but in the case of Incentive Stock Options such expiration date shall be not later than ten (10) years after the date such option is granted.

9. MAXIMUM PER PARTICIPANT

     The aggregate fair market value (determined at the time the option is granted pursuant to paragraph 7) of the Stock with respect to which any Incentive Stock Options are exercisable for the first time by an Employee during any calendar year under the Plan or any other such plan of the Company or any Subsidiary shall not exceed $100,000.

10. EXERCISE OF OPTIONS

     An option may be exercised, subject to its terms and conditions and the terms and conditions of the Plan, in full at any time or in part from time to time by delivery to the Company at its principal office of a written notice of exercise specifying the number of shares with respect to which the option is being exercised. Any notice of exercise shall be accompanied by full payment of the option price of the shares being purchased (a) in cash or its equivalent; or
(b) with the consent of the Committee, by delivering to the Company shares of Stock (valued at their fair market value as of the date of exercise, as determined by the Committee consistent with the method of valuation set forth in paragraphs 6 and 7); or (c) with the consent of the Committee, by any combination of (a) and (b).

11. TRANSFERABILITY

     To the extent required in order to comply with Rule 16b-3 or unless otherwise determined by the Committee, no option shall be assignable or transferable by a Director or an Employee other than by will or the laws of descent and distribution, and may be exercised during the life of the Director or Employee only by the Director or Employee or his guardian or legal representative.

12. CAPITAL ADJUSTMENTS AFFECTING COMMON STOCK

     In the event of a capital adjustment resulting from a stock dividend, stock split, reorganization, recapitalization, merger, consolidation, combination or exchange of shares or the like, the number of shares of Stock subject to the Plan and the aggregate number and class of shares under option in outstanding option agreements shall be adjusted in a manner consistent with such capital adjustment; provided, however, that no such adjustment shall require the Company to sell any fractional shares. The determination of the Committee as to any adjustment shall be final. Notwithstanding the foregoing, options subject to grant or previously granted to Directors under the Plan at the time of any capital adjustments shall be subject only to such adjustments as shall be necessary to maintain the relative proportionate interest of each Director and preserve, without exceeding, the value of such options.

13. CORPORATE MERGERS AND OTHER CONSOLIDATIONS

     The Committee may also grant options having terms and provisions which vary from those specified in the Plan provided that any options granted pursuant to this paragraph are granted in substitution for, or in connection with the assumption of, existing options granted by another company and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition or other reorganization to which the Company is a party.

14. OPTION AGREEMENTS

     All options granted under the Plan shall be evidenced by written agreement (which need not be identical) in such form as the Committee shall determine. Each option agreement shall specify whether the option granted thereunder is intended to constitute an Incentive Stock Option or a Non-qualified Stock Option.

15. TRANSFER RESTRICTIONS

     Shares of Stock purchased under the Plan and held by any person who is an officer or Director of the Company, or who directly or indirectly controls the Company, may not be sold or otherwise disposed of except pursuant to an effective registration statement under the Securities Act of 1933 or except in a transaction which, in the opinion of counsel for the Company, is exempt from registration under such Act. The Committee may waive the foregoing restrictions in whole or in part in any particular case or cases, or may terminate such restrictions, whenever the Committee determines that such restrictions afford no substantial benefit to the Company.

16. AMENDMENT OF PLAN

     Shareholder approval of any amendment of the Plan shall be obtained if otherwise required by: (i) the rules and/or regulations promulgated under
Section 16 of the Exchange Act (in order for the Plan to remain qualified under Rule 16b-3); (ii) the Internal Revenue Code of 1986, as amended, or any rules promulgated thereunder (in order to allow for Incentive Stock Options to be granted under the Plan); or (iii) the listing requirements of the American Stock Exchange or any principal securities exchange or market on which the Stock is then traded (in order to maintain the quotation or listing of the Stock thereon). The provisions of paragraphs 7(b) and 7(c) cannot be amended more than once every six (6) months other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder.

17. TERMINATION OF PLAN

     The Board shall have the right to suspend or terminate the Plan at any time; provided, however, that no Incentive Stock Options may be granted after the tenth (10th) anniversary of the effective date of the Plan as described in paragraph 2 hereof. Termination of the Plan shall not affect the rights of Employees or Directors under options previously granted to them, and all unexpired options shall continue in force and operation after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

18. TAX WITHHOLDING

     (a) The Company may deduct and withhold from any cash otherwise payable to an Employee such amount as may be required for the purpose of satisfying the Company's obligation to withhold federal, state or local taxes as the result of the exercise of an option. In the event the amount so withheld is insufficient for such purpose, the Company may require that the Employee pay to the Company upon its demand or otherwise make arrangements satisfactory to the Company for payment of such amount as may be requested by the Company in order to satisfy its obligation to withhold any such taxes.

     (b) With the consent of the Committee, an Employee may be permitted to satisfy the Company's withholding tax requirements by electing to have the Company withhold shares of Stock otherwise issuable to the Employee or to deliver to the Company shares of Stock having a fair market value on the date income is recognized pursuant to the exercise of an option equal to the amount required to be withheld. The election shall be made in writing and shall be made according to such rules and procedures as the Committee may determine, including, without limitation, such procedures as may be necessary to satisfy the requirements of Rule 16b-3.

19. RIGHTS AS A SHAREHOLDER

     A Director or an Employee shall have no rights as a shareholder with respect to any shares subject to any option until the date the options shall have been exercised, the shares shall have been fully paid and a stock certificate shall have been issued.

--------------------------------------------------------------------------------

                                     PROXY
                      1996 ANNUAL MEETING OF SHAREHOLDERS
                               BADGER METER, INC.

        The undersigned does hereby constitute and appoint James O. Wright, James L. Forbes and Deirdre C. Elliott, or any one or more of them, as proxies for the undersigned at the Annual Meeting of Shareholders of Badger Meter, Inc. to be held on FRIDAY, April 19, 1996, at the Bradley Center, 1001 North Fourth Street, Milwaukee, Wisconsin, at 8:30 a.m. local time, and any adjournments or postponements thereof, to vote thereat the shares of stock held by the undersigned as fully and with the same effect as the undersigned might or could do if personally present at said Meeting or any adjournments or postponements thereof:


     1. Election of Directors   / / FOR all nominees      / / WITHHOLD AUTHORITY
                                    listed below (except      to vote for all
                                    as marked to the          nominees listed
                                    contrary below)           below


     JAMES L. FORBES, ROBERT M. HOFFER, CHARLES F. JAMES, JR., DONALD J. SCHUENKE, JOHN J. STOLLENWERK, PAMELA B. STROBEL, JAMES O. WRIGHT AND JAMES O. WRIGHT, JR.

     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

     ----------------------------------------------------------------------

        2. To amend the Badger Meter, Inc. 1995 Stock Option Plan,

                     / / FOR    / / AGAINST   / / ABSTAIN
     and

        3. To transact such other business as may properly come before the meeting, or any adjournments or postponements thereof,

     hereby revoking any other Proxy heretofore executed by the undersigned for such Meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                        (to be signed on the other side)

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--------------------------------------------------------------------------------

                          (continued from other side)

        This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED AND FOR THE AMENDMENT OF THE BADGER METER, INC. 1995 STOCK OPTION PLAN.


                                 Dated                                    , 1996
                                      ------------------------------------

                                 Signed
                                       -----------------------------------------
                                              (Signature of Shareholder)
                                 Signed
                                       -----------------------------------------
                                             (Signature if Jointly Held)

                                       Please sign exactly as your name appears on your stock certificate as shown directly to the left. Joint owners should each sign personally. A corporation should sign in full corporate name by duly authorized officers. When signing as attorney, executor, administrator, trustee or guardian, give full title as such.

    PLEASE SIGN AND MAIL THIS PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS
                                   REQUIRED.
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